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                                                                 EXHIBIT 23(VII)


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November 7, 1996

Augat Inc.
89 Forbes Boulevard
Mansfield, MA 02048

Dear Sirs:

    We hereby consent to the use of our opinion letter dated the date of this Joint Proxy Statement/ Prospectus to the Board of Directors of Augat Inc. included as Appendix C to the Joint Proxy Statement/ Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Augat Inc. with EG Acquisitions Corp., a wholly owned subsidiary of Thomas & Betts Corporation, and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- Opinions of Financial Advisors," "Background of the Merger," "Reasons for the Merger; Recommendations of the Boards of Directors" and "Opinions of Financial Advisors -- Augat." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,
                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED
                                    By: /s/ WILLIAM D. RIFKIN
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                                       Managing Director
                                       Investment Banking Group